UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2018

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CRYOLIFE, INC.

(Exact name of registrant as specified in its charter)
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Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

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(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	Corp. Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2018, the Board of Directors (the “Board”) of CryoLife, Inc. a Florida corporation (NYSE: CRY) (the “Company”) increased the size of the Company’s Board to nine members and elected Marna P. Borgstrom as a director of the Company. Ms.  Borgstrom will be included as one of the Company’s directors who will stand for reelection by the Company’s shareholders at the Company’s Annual Meeting to be held in May 2019. On June 19, 2018, the Company issued a press release regarding Ms.  Borgstrom’s appointment, a copy of which is attached hereto.

The Board has affirmatively determined that  Ms.  Borgstrom qualifies as an independent director under the categorical standards of the corporate governance rules of New York Stock Exchange as defined under applicable law.

There are no arrangements or understandings between Ms.  Borgstrom and any person pursuant to which Ms.  Borgstrom was selected as a director, and there are no actual or proposed transactions between Ms.  Borgstrom or any of her related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K (17 CFR 229.404(a)) in connection with her appointment as a director of the Company.

As of the date of her appointment, Ms.  Borgstrom is entitled to receive compensation and participate in the plans of the Company applicable to all of the Company’s directors, as more particularly described on page  19 of the Company’s proxy statement filed April 3, 2018, under the sub-heading “Elements of Non-Employee Director Compensation”. In accordance with such plans, Ms.  Borgstrom will be granted, as soon as practicable after any applicable trading blackout has been lifted, a restricted stock award valued at $114,583 on the grant date, such award to vest one year front grant. In addition, commencing on July 1, 2018, Ms. Borgstrom will receive monthly cash compensation for her service on the Board ($3,750/month) and for her service on the Compliance Committee ($416.66/month)  until such time as the Company’s Board determines to modify the cash component for director compensation or committee membership or Ms.  Borgstrom ceases to be a director or to serve on the Compliance Committee. Each of the foregoing awards was made in respect of, and prorated to, Ms.  Borgstrom’s service from the date of her appointment until the anticipated date of the Company’s next Annual Meeting.

Except as set forth above, there is no other material Company plan, contract or arrangement in which Ms.  Borgstrom will participate in connection with her appointment.

Section 9Financial Statements and Exhibits.

Item 9.01(d)Exhibits

(a)Financial Statements

Not applicable

(b)Pro Forma Financial Information.

Not applicable.

(c)Shell Company Transactions.

Not applicable.

(d)Exhibits.

Exhibit Number	Description
99.1*	Press release dated June 19, 2018

*This exhibit is furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: June 20, 2018	By:	/s/ D. Ashley Lee
	Name:	D. Ashley Lee
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer